EXHIBIT 99.1

For Immediate Release

Contact:

David Bulger (Company)	Jerry Daly or Carol McCune
CFO, Treasurer and EVP	Daly Gray (Media)
(561) 227-1302	(703) 435-6293

Innkeepers USA Trust Announces Second Quarter Earnings

PALM BEACH, Fla., August 12, 2003—Innkeepers USA Trust (NYSE: KPA), a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States, today announced results for the three months and the six months ended June 30, 2003.

	2Q 2003*	2Q 2002*	% Change	Six Mos. 2003*	Six Mos. 2002*	% Change
Net loss applicable to common shareholders	$(4,603)	$(5,045)	8.8%	$(9,653)	$(11,512)	16.1%
Diluted loss per share	$(0.12)	$(0.14)	14.3%	$(0.26)	$(0.33)	21.2%
Net cash provided by operating activities	$15,189	$15,515	(2.1)%	$24,473	$27,257	(10.2)%

Total revenue	$17,415	$16,879	3.2%	$34,169	$33,152	3.1%

Deferred percentage lease revenue	$4,429	$7,234	(38.8)%	$7,892	$12,922	(38.9)%
Funds from operations (FFO)**	$3,765	$3,998	(5.8)%	$7,015	$7,132	(1.6)%
Diluted FFO per share**	$0.10	$0.11	(9.1)%	$0.18	$0.20	(10.0)%
Earnings before interest expense, taxes, depreciation and amortization, (EBITDA)**	$12,383	$12,570	(1.5)%	$24,140	$24,382	(1.0)%

*    In thousands, except per share and percentage change data

**    FFO, FFO per share and EBITDA are not generally accepted accounting principles (GAAP) financial measures within the meaning of Securities and Exchange Commission rules and regulations and are discussed in further detail on page 6.

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Innkeepers USA Trust

Operating Results

The improvement in net loss applicable to common shareholders and net loss per share for the second quarter 2003, compared to the second quarter 2002, was due principally to lower depreciation recognized in the 2003 second quarter as certain hotel property assets became fully depreciated during 2002. FFO, FFO per share and EBITDA were essentially flat compared to the second quarter 2002 due to base rent (as opposed to percentage lease rent) being recognized in both periods in compliance with Securities and Exchange Commission’s Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB 101).

Revenue per available room (RevPAR) for the 66 hotels opened during the second quarter 2002 and 2003 declined 11.8 percent for the second quarter to $64.17. Occupancy decreased 6.9 percent to 71.5 percent, and average daily rate (ADR) decreased 5.3 percent to $89.75 for the second quarter.

“Lodging demand during the second quarter continued to be soft, particularly in the business traveler segment,” said Jeffrey H. Fisher, Innkeepers chief executive officer and president. “In the second quarter, we continued to suffer from the effects of the global economic slowdown, low consumer confidence, effects of the Iraqi war and severe acute respiratory syndrome (SARS). However, our operators have noticed a pickup in demand in July, particularly in the leisure segment, and we are encouraged about the prospects for the remainder of the year. This increased demand in July was reflected in a noticeably improved decline in RevPAR of 4.8 percent for the

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Innkeepers USA Trust

company’s comparable hotels, and a decline of 1.0 percent for the portfolio excluding the eight Silicon Valley hotels.”

The RevPAR decrease of 11.8 percent for the 2003 second quarter reflects a 29.1 percent decline in RevPAR at the company’s eight Silicon Valley, California, properties, as a result of the soft local economy and cancellations due to concerns about SARS. The eight Silicon Valley hotels accounted for 17 percent and 21 percent of the company’s percentage lease revenues for the 12 months ended June 30, 2003 and 2002, respectively. Excluding Silicon Valley, the remainder of Innkeepers’ portfolio reported a RevPAR decrease of 7.7 percent for the second quarter of 2003.

Outlook

“Due to the continuing lack of clarity about the economy, the future performance of our hotels and the timing of an eventual recovery in hotel demand, we suspended our practice of providing quarterly and full-year earnings and dividend guidance last quarter,” Fisher said. “It is still extremely difficult to predict our future results with any degree of precision due to the global economy and global uncertainties. Therefore, we believe it is prudent to continue to abstain from providing earnings and dividend guidance.

“Nonetheless, we feel that our affiliation with the top brands, i.e., Marriott and Hilton, and our locations in major metropolitan centers position us to benefit from an economic rebound when it does occur and business transient travel increases toward historical levels.”

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Fisher noted that the company paid a $0.03 per common share dividend in the second quarter and will continue to evaluate common share dividend levels on a quarterly basis. “We intend to pay quarterly dividends on our Series A convertible preferred shares in 2003 at the annual rate that we have in the past, $2.15624 per share, and to pay a quarterly distribution on the Series B partnership units at an annual rate of $1.10,” he said.

Balance Sheet

David Bulger, Innkeepers’ chief financial officer, treasurer and executive vice president, said that the company’s capital structure remains solid and conservatively leveraged. “Our debt-to-investment in hotel properties at cost ratio is a low 26 percent at June 30, 2003, with all of our debt due 2007 and beyond. Our weighted average interest rate on our total debt is 7.5 percent, and 96 percent of our total debt is at a fixed rate. We have $0 outstanding on our $135 million unsecured line of credit, which matures in July 2004.”

Capital Expenditures

Bulger noted that the company had spent $12 million on selective capital maintenance projects in the first six months of 2003. “Our ongoing capital expenditure program will help ensure that our properties remain competitive in our markets.”

Acquisitions

During the quarter, the company acquired the 203-room Quality Inn Beach Block Hotel in Atlantic City, N.J. The 16-story property is within one block of Atlantic City’s Boardwalk and beaches and is a short walking distance to the Trump’s Taj Mahal, Resorts International and

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Bally’s casinos and the Atlantic City Convention Center. The hotel will undergo an extensive renovation and repositioning program and will be converted to the Courtyard by Marriott brand. The total cost for the purchase and repositioning to a Courtyard will approximate $18 million.

“About one-third of the U.S. population lives within a three-hour drive of Atlantic City,” Fisher said. “Following the conversion to the Courtyard brand, it will be the only premium-branded, non-casino property in Atlantic City, which we believe will give us a strong competitive advantage. With Innkeepers financial strength and flexibility, we continue to seek growth opportunities both through acquisitions, selective repositioning and new construction.”

Innkeepers Hospitality Performance

Innkeepers Hospitality, which leased 61 of the company’s 68 hotels at June 30, 2003, reported that its net loss for the second quarter and first six months ended June 30, 2003, was approximately $136,000 and $1.5 million, respectively, compared to net income of $604,000 and $18,000 in 2002. Gross margin and gross operating profit (GOP) for the second quarter were 77 percent and 46 percent, respectively, which were flat and compressed 2.0 percentage points, respectively, from the 2002 second quarter. Innkeepers Hospitality has informed the company that it will continue to abstain from giving RevPAR and earnings guidance until IH gains more confidence in its ability to predict the timing and effect of an economic recovery and return of the transient business traveler. Innkeepers Hospitality has paid and is current on all percentage rent obligations to the company.

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Innkeepers USA Trust

Innkeepers USA Trust is a hotel real estate investment trust (REIT) and a leading owner of upscale, extended-stay hotel properties throughout the United States. The company owns 68 hotels with a total of 8,399 suites or rooms in 23 states and focuses on acquiring and/or developing Residence Inns by Marriott and other upscale extended-stay hotels and the rebranding and repositioning of other hotel properties.

For more information about Innkeepers USA Trust, visit the company’s web site at www.innkeepersusa.com. To listen to a web cast of the company’s 2003 second quarter conference call on August 5, 2003, at 2 p.m. Eastern time, go to the web site and click on Conference Calls. Interested parties may listen to an archived web cast of the conference call on the web site, or may dial (800) 405-2236, pass code 545541, to hear a telephone replay. The archived web cast and telephone replay will be available through Tuesday, August 12, 2003.

Included in this press release are certain non-GAAP financial measures within the meaning of Securities Exchange Commission rules and regulations that are different from measures calculated and presented in accordance with GAAP. These non-GAAP financial measures are funds from operations (FFO), FFO per share and net income (loss) (computed in accordance with GAAP) before interest expense, income taxes, depreciation and amortization and common and preferred minority interests (EBITDA). The following explains why we believe these measures help provide investors with a more complete understanding of our financial and operating performance.

FFO As Defined by NAREIT

The National Association of Real Estate Investment Trusts (NAREIT) adopted the definition of FFO in order to promote an industry standard measure of REIT financial and operating performance. Management believes that the presentation of FFO (defined below) provides useful information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. FFO, as defined, adds back historical cost depreciation which assumes the value of real estate assets diminishes predictably over a certain period of time. In fact, real estate asset values increase or decrease with market conditions.

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Consequently, FFO may be a useful measure in evaluating operating performance by disregarding historical cost depreciation. Additionally, FFO per share targets are used to determine a significant portion of the incentive compensation of the company’s senior management.

NAREIT defines FFO as net income (loss) (computed in accordance with GAAP, excluding gains (losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The company calculates FFO in compliance with the NAREIT definition.

EBITDA

EBITDA is defined as net income (loss) (computed in accordance with GAAP) before interest expense, income taxes, depreciation and amortization, and common and preferred minority interests. Management believes that the presentation of EBITDA provides useful information to investors regarding the company’s financial condition and results of operations, particularly in reference to the company’s ability to service debt, fund capital expenditures and pay cash dividends. EBITDA is also a significant factor in management’s evaluation of the company, hotel level performance, investment opportunities, dispositions and financing transactions.

FFO, FFO per share and EBITDA, as presented, may not be comparable to FFO, FFO per share and EBITDA as calculated by other real estate companies. These measures do not reflect certain expenses that we incurred and will incur, such as depreciation and interest (although we show such expenses in the reconciliation of these measures to their most directly comparable GAAP measures). None of these measures should be considered as an alternative to net income, cash flow from operations, or any other financial and operating performance measure prescribed by GAAP, and they only should be used in conjunction with GAAP measures.

The company believes that its FFO, FFO per share and EBITDA computation methodologies comply with the SEC’s new rules regarding the presentation of non-GAAP financial information. The company may review its computation methodologies if and when further guidance on the new SEC rules becomes available.

Cautionary statements set forth in reports filed by the company from time to time with the Securities and Exchange Commission discuss important factors impacting, or that could impact, the company and its results or forecasted results. These factors include, without limitation, (i) risks that war, terrorism or similar activities, widespread health alerts, disruption in oil imports or changes in domestic or international political environments, have affected and may continue

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to negatively affect the travel industry and the company, and the negative effects of such events that may occur in the future cannot be fully anticipated, (ii) the relative strength and performance of businesses and industries that are important demand generators in the company’s key markets (e.g., technology, automotive, aerospace), (iii) international, national, regional and local economic conditions that will, among other things, affect demand for the company’s hotel rooms and the availability and terms of financing, (iv) the company’s ability to maintain its properties in competitive condition, (v) the company’s ability to acquire or develop additional properties and risks that potential acquisitions or developments may not perform in accordance with expectations, (vi) changes in travel patterns or the prevailing means of commerce (i.e., e-commerce), and (vii) the complex tax rules that the company must satisfy to qualify as a REIT, and other governmental regulation.

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Percentage lease revenue	$16,949	$16,749	$33,573	$32,881
Hotel operating revenue	358	—	358	—
Other revenue	108	130	238	271

Total revenue	$17,415	$16,879	$34,169	$33,152

Expenses:
Depreciation	$8,512	$9,144	$16,969	$18,906
Amortization of franchise costs	17	14	31	28
Ground rent	126	122	250	244
Interest expense(1)	4,400	4,355	8,715	8,813
Amortization of loan origination fees	268	303	537	608
Property taxes and insurance	3,255	3,094	6,207	6,367
General and administrative	1,212	965	2,618	2,046
Amortization of unearned compensation	369	336	714	673
Hotel operating expenses	236	—	236	—
Other charges(2)	344	263	999	396

Total expenses	$18,739	$18,596	$37,276	$38,081

Loss before minority interest	($1,324)	($1,717)	($3,107)	($4,929)
Minority interest, common	144	179	301	418
Minority interest, preferred	(1,068)	(1,068)	(2,136)	(2,136)
Loss from continuing operations	($2,248)	($2,606)	($4,942)	($6,647)
Discontinued operations(3)	141	57	281	127

Net loss	($2,107)	($2,549)	($4,661)	($6,520)

Preferred share dividends	(2,496)	(2,496)	(4,992)	(4,992)

Net loss applicable to common shareholders	($4,603)	($5,045)	($9,653)	($11,512)

Diluted loss per share	($0.12)	($0.14)	($0.26)	($0.33)

Weighted average number of common shares	37,387,194	35,109,490	37,386,755	34,754,154

(1)	Interest expense has been capitalized in the amounts of $0 and $275,000 for the three months ended June 30, 2003 and 2002, respectively, and $0 and $468,000 for the six months ended June 30, 2003 and 2002, respectively, pertaining to the newly developed Residence Inn by Marriott hotel in Saddle River, New Jersey
(2)	Other charges include TRS transaction costs
(3)	A hotel has been actively marketed for sale and the operations of the hotel (i.e., percentage lease revenue, depreciation and property taxes and insurance) have been recognized and categorized as discontinued operations for all periods presented

INNKEEPERS USA TRUST

CALCULATION OF FFO AND EBITDA (UNAUDITED)

(in thousands, except per share and percentage change data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
CALCULATION OF FFO
Net loss applicable to common shareholders	($ 4,603)	($ 5,045)	($ 9,653)	($ 11,512)
Depreciation	8,512	9,144	16,969	18,906
Depreciation included in discontinued operations	—	78	—	156
Minority interest, common	(144)	(179)	(301)	(418)
FFO	$ 3,765	$ 3,998	$ 7,015	$ 7,132
Weighted average number of common shares and common share equivalents	38,634,315	36,540,979	38,595,777	36,176,175
Diluted FFO per share	$ 0.10	$ 0.11	$ 0.18	$ 0.20

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
CALCULATION OF EBITDA
Net loss	($ 2,107)	($ 2,549)	($ 4,661)	($ 6,520)
Interest expense	4,400	4,355	8,715	8,813
Depreciation and amortization	9,166	9,797	18,251	20,215
Depreciation included in discontinued operations	—	78	—	156
Minority interest, common and preferred	924	889	1,835	1,718
EBITDA	$ 12,383	$ 12,570	$ 24,140	$ 24,382

INNKEEPERS USA TRUST

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share data)

	June 30, 2003	December 31, 2002
ASSETS
Investment in hotel properties:
Land and improvements	$104,682	$101,104
Building and improvements	660,150	655,373
Furniture and equipment	106,764	104,513
Renovations in process	11,245	828
Hotels held for sale, net	2,000	2,000

	884,841	863,818
Accumulated depreciation	(197,758)	(180,789)

Net investment in hotel properties	687,083	683,029
Cash and cash equivalents	10,403	21,367
Restricted cash and cash equivalents	9,711	14,151
Due from Lessees	9,529	8,784
Deferred expenses, net	3,308	3,685
Other assets	2,189	3,032

Total assets	$722,223	$734,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt	$234,472	$236,730
Accounts payable and accrued expenses	8,758	7,700
Distributions payable	3,981	9,000
Deferred percentage lease revenue	7,892	—
Minority interest in Partnership	52,023	52,458

Total liabilities	307,126	305,888

Shareholders’ equity:
Preferred shares, $0.01 par value, 20,000,000 shares authorized, 4,630,000 shares issued and outstanding	115,750	115,750
Common shares, $0.01 par value, 100,000,000 shares authorized, 37,684,570 and 37,483,913 issued and outstanding, respectively	377	375
Additional paid-in capital	394,566	393,259
Unearned compensation	(1,626)	(1,036)
Distributions in excess of earnings	(93,970)	(80,188)

Total shareholders’ equity	415,097	428,160

Total liabilities and shareholders’ equity	$722,223	$734,048

INNKEEPERS USA TRUST

DEBT COMPOSITION (UNAUDITED)

AS OF JUNE 30, 2003

(outstanding balance in thousands)

DEBT	Outstanding Balance	Stated Interest Rate		Maturity Date	Encumbered Properties
Unsecured Line of Credit	$0	—	(2)	July 2004	—
Industrial Revenue Bonds	10,000	2.38	%(2)	Dec. 2014	—
Term Loan #1	26,000	8.17%		Oct. 2007	8
Term Loan #2	38,000	8.15%		Mar. 2009	8
Term Loan #3	38,000	7.02%		Apr. 2010	8
Term Loan #4	57,000	7.16%		Oct. 2009	8
Term Loan #5	50,000	7.75%		Jan. 2011	6
Mortgage(1)	13,000	10.35%		June 2010	1
Adjustment(1)	2,000	—		—	—
TOTAL	$234,000	7.5	%(3)	7 yrs.(4)	39

(1)	Adjustment to record $13 million mortgage at a fair market interest rate of 7% (the stated interest rate is 10.35%)
(2)	Variable rated debt. The stated interest rate of the industrial revenue bonds includes an annual letter of credit fee of 1.25%.
(3)	Weighted average calculated using the stated interest rate
(4)	Weighted average maturity

INNKEEPERS USA TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net loss	($4,661)	($6,520)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,251	20,371
Minority interests	1,835	1,718
Deferred percentage lease revenue	7,892	12,922
Changes in operating assets and liabilities:
Due from lessees	(745)	(1,116)
Other assets	843	693
Accounts payable and accrued expenses	1,058	(811)
Net cash provided by operating activities	24,473	27,257
Cash flows from investing activities:
Investment in hotel properties	(21,023)	(19,304)
Costs paid on sale of hotel	—	(247)
Net withdrawals into restricted cash accounts	4,440	3,447
Payments for franchise fees	(10)	—
Net cash used by investing activities	(16,593)	(16,104)
Cash flows from financing activities:
Proceeds from debt issuance	—	4,000
Payments on debt	(2,258)	(26,595)
Distributions paid to unit holders	(2,416)	(2,251)
Distributions paid to shareholders	(13,989)	(8,123)
Redemption of units	—	(236)
Proceeds from issuance of common shares, net	—	25,038
Loan origination fees and costs paid	(181)	(246)
Net cash used by financing activities	(18,844)	(8,413)
Net increase (decrease) in cash and cash equivalents	(10,964)	2,740
Cash and cash equivalents at beginning of period	21,367	5,077
Cash and cash equivalents at end of period	$10,403	$7,817
Supplemental cash flow information:
Interest paid	$8,715	$8,887

INNKEEPERS USA TRUST

OTHER DATA (UNAUDITED)

(in thousands, except shares data)

	June 30, 2003	June 30, 2002

CAPITALIZATION
Common share market capitalization	$256,000	$358,000
Market capitalization	$641,000	$762,000
Common share closing price	$6.80	$9.58
Common dividend(1)	$0.35	$0.47
Common share dividend yield(1)	5.1%	4.9%
Preferred share closing price	$25.25	$24.60
Preferred share dividend(2)	$2.156	$2.156
Preferred share dividend yield(2)	8.5%	8.8%

DEBT COVERAGE
Debt weighted average interest rate	7.5%	7.5%
Debt to investment in hotel properties	26%	27%
Debt and preferred shares to investment in hotel properties	40%	40%
Debt to total market capitalization	37%	31%
Debt and preferred shares to total market capitalization	55%	47%

LIQUIDITY/FLEXIBILITY
Debt Due 2002	—	$2,000
Debt Due 2003	$2,000	$5,000
Debt Due 2004	$5,000	$5,000
Debt Due 2005	$6,000	$6,000
Debt Due 2006 and thereafter	$221,000	$221,000

Unencumbered hotel assets(3)	43%	42%
Unsecured Line of Credit Outstanding Balance	$0	$0
Unsecured Line of Credit Available Balance(4)	$125,000	$125,000

SHARES AND UNITS OUTSTANDING
Common Shares	37,684,570	37,384,558
Common Partnership Units	1,167,236	1,267,248
Preferred Partnership Units	3,884,469	3,884,469
Preferred Shares(5)	6,857,493	6,857,493

(1)	Regular and special common share dividends declared for the twelve months ended June 30, 2003 and regular common share dividends declared for the twelve months ended June 30, 2002

(2)	Regular preferred share dividends declared for the twelve months ended June 30, 2003 and 2002

(3)	Based upon the number of hotels

(4)	The actual amount that may be borrowed is contingent upon many factors, such as compliance with unsecured line of credit covenants and the use of proceeds from borrowings

(5)	Assuming conversion into common shares

INNKEEPERS USA TRUST

HOTEL OPERATING RESULTS (UNAUDITED)

		Three Months Ended			Six Months Ended
	As of June 30, 2003	June 30,		%	June 30,		%
		2003	2002	Inc (dec)	2003	2002	Inc (dec)
PORTFOLIO(1)(2)
Average Daily Rate		$89.75	$94.73	-5.26%	$91.12	$95.54	-4.63%
Occupancy		71.50%	76.77%	-6.86%	68.82%	72.49%	-5.06%
RevPAR		$64.17	$72.72	-11.76%	$62.71	$69.25	-9.44%
Number of hotels	66
Percent of total rooms	100%
Percent of percentage lease revenue(3)	100%
BY SEGMENT
Upscale Extended Stay(1)
Average Daily Rate		$92.29	$96.86	-4.72%	$93.09	$97.46	-4.48%
Occupancy		74.16%	81.05%	-8.50%	71.79%	76.19%	-5.78%
RevPAR		$68.44	$78.50	-12.82%	$66.83	$74.26	-10.01%
Number of hotels	51
Percent of total rooms	76%
Percent of percentage lease revenue(3)	80%
Mid-Priced(2)
Average Daily Rate		$80.57	$86.33	-6.67%	$83.84	$88.12	-4.86%
Occupancy		63.29%	63.57%	-0.44%	59.64%	61.06%	-2.33%
RevPAR		$50.99	$54.88	-7.09%	$50.00	$53.80	-7.06%
Number of hotels	15
Percent of total rooms	24%
Percent of percentage lease revenue(3)	20%
BY FRANCHISE AFFILIATION
Residence Inn(1)
Average Daily Rate		$93.00	$96.59	-3.72%	$94.05	$97.16	-3.20%
Occupancy		71.88%	80.53%	-10.74%	69.68%	75.33%	-7.50%
RevPAR		$66.85	$77.79	-14.06%	$65.53	$73.20	-10.48%
Number of hotels	45
Percent of total rooms	66%
Percent of percentage lease revenue(3)	70%

		Three Months Ended			Six Months Ended
	As of	June 30,		%	June 30,		%
	June 30, 2003	2003	2002	Inc (dec)	2003	2002	Inc (dec)
Summerfield Suites
Average Daily Rate		$88.27	$98.64	-10.51%	$87.59	$99.42	-11.90%
Occupancy		90.34%	84.76%	6.58%	86.80%	82.28%	5.49%
RevPAR		$79.74	$83.61	-4.63%	$76.03	$81.80	-7.05%
Number of hotels	6
Percent of total rooms	9%
Percent of percentage lease revenue(3)	11%
Hampton Inn
Average Daily Rate		$80.73	$87.70	-7.95%	$84.02	$88.79	-5.37%
Occupancy		63.83%	64.32%	-0.76%	59.82%	62.04%	-3.58%
RevPAR		$51.53	$56.41	-8.65%	$50.26	$55.09	-8.77%
Number of hotels	12
Percent of total rooms	19%
Percent of percentage lease revenue(3)	15%

BY MANAGEMENT COMPANY
Innkeepers Hospitality(1)(2)
Average Daily Rate		$89.76	$93.43	-3.93%	$91.35	$94.01	-2.83%
Occupancy		70.65%	74.38%	-5.01%	67.46%	70.33%	-4.08%
RevPAR		$63.41	$69.49	-8.75%	$61.63	$66.12	-6.79%
Number of hotels	47
Percent of total rooms	68%
Percent of percentage lease revenue(3)	66%
Marriott
Average Daily Rate		$90.54	$96.58	-6.25%	$92.32	$98.01	-5.81%
Occupancy		66.39%	80.57%	-17.60%	65.52%	74.85%	-12.46%
RevPAR		$60.11	$77.81	-22.75%	$60.49	$73.36	-17.54%
Number of hotels	13
Percent of total rooms	23%
Percent of percentage lease revenue(3)	23%
Wyndham
Average Daily Rate		$88.27	$98.64	-10.51%	$87.59	$99.42	-11.90%
Occupancy		90.34%	84.76%	6.58%	86.80%	82.28%	5.49%
RevPAR		$79.74	$83.61	-4.63%	$76.03	$81.80	-7.05%
Number of hotels	6
Percent of total rooms	9%
Percent of percentage lease revenue(3)	11%

		Three Months Ended			Six Months Ended
	As of	June 30,		%	June 30,		%
	June 30, 2003	2003	2002	Inc (dec)	2003	2002	Inc (dec)

BY GEOGRAPHIC REGION
New England [ME, NH, VT, MA, CT, RI]
Average Daily Rate		$88.88	$96.96	-8.33%	$88.68	$94.83	-6.49%
Occupancy		65.17%	66.52%	-2.03%	57.72%	59.81%	-3.49%
RevPAR		$57.92	$64.49	-10.19%	$51.19	$56.71	-9.73%
Number of hotels	5
Percent of total rooms	7%
Percent of percentage lease revenue(3)	6%
Middle Atlantic(1)(2) [NY, NJ, PA]
Average Daily Rate		$95.64	$97.36	-1.77%	$93.49	$95.36	-1.96%
Occupancy		74.02%	80.42%	-7.96%	71.48%	75.94%	-5.87%
RevPAR		$70.79	$78.30	-9.59%	$66.83	$72.42	-7.72%
Number of hotels	9
Percent of total rooms	12%
Percent of percentage lease revenue(3)	13%
South Atlantic [DE, MD, WV, DC, VA, NC, SC, GA, FL]
Average Daily Rate		$83.86	$84.09	-0.27%	$87.93	$87.79	0.16%
Occupancy		67.29%	70.54%	-4.61%	65.87%	68.79%	-4.24%
RevPAR		$56.43	$59.32	-4.87%	$57.92	$60.39	-4.09%
Number of hotels	14
Percent of total rooms	22%
Percent of percentage lease revenue(3)	19%
East North Central [OH, MI, IN, IL, WI]
Average Daily Rate		$86.91	$90.16	-3.60%	$87.09	$89.86	-3.08%
Occupancy		69.79%	74.14%	-5.87%	66.05%	68.81%	-4.01%
RevPAR		$60.66	$66.85	-9.26%	$57.53	$61.83	-6.95%
Number of hotels	12
Percent of total rooms	16%
Percent of percentage lease revenue(3)	14%
East South Central [KY, TN, AL, MS]
Average Daily Rate		$81.81	$86.07	-4.95%	$80.95	$81.48	-0.65%
Occupancy		87.39%	85.81%	1.84%	79.88%	80.03%	-0.19%
RevPAR		$71.49	$73.86	-3.21%	$64.66	$65.21	-0.84%
Number of hotels	2
Percent of total rooms	2%
Percent of percentage lease revenue(3)	2%

	As of June 30, 2003	Three Months Ended			Six Months Ended
		June 30,		%	June 30,		%
		2003	2002	Inc (dec)	2003	2002	Inc (dec)
West North Central [MN, IA, MO, KS, NE, SD, ND]
Average Daily Rate		$76.61	$81.24	-5.70%	$75.49	$80.75	-6.51%
Occupancy		63.76%	77.64%	-17.88%	62.89%	70.21%	-10.43%
RevPAR		$48.84	$63.08	-22.57%	$47.48	$56.70	-16.26%
Number of hotels	2
Percent of total rooms	2%
Percent of percentage lease revenue(3)	2%
West South Central [AR, LA, OK, TX]
Average Daily Rate		$79.18	$89.36	-11.39%	$79.22	$90.38	-12.35%
Occupancy		81.84%	80.55%	1.60%	78.78%	76.44%	3.06%
RevPAR		$64.80	$71.98	-9.97%	$62.41	$69.08	-9.66%
Number of hotels	4
Percent of total rooms	7%
Percent of percentage lease revenue(3)	6%
Mountain [MT, ID, WY, CO, UT, NM, AZ, NV]
Average Daily Rate		$87.32	$91.47	-4.54%	$88.76	$90.09	-1.48%
Occupancy		78.08%	83.97%	-7.01%	72.14%	79.61%	-9.38%
RevPAR		$68.18	$76.81	-11.24%	$64.03	$71.73	-10.73%
Number of hotels	2
Percent of total rooms	4%
Percent of percentage lease revenue(3)	3%
Pacific [WA, OR, CA, AK, HI]
Average Daily Rate		$98.18	$106.17	-7.53%	$100.63	$108.27	-7.06%
Occupancy		72.36%	81.58%	-11.30%	71.20%	76.99%	-7.52%
RevPAR		$71.05	$86.62	-17.98%	$71.65	$83.35	-14.04%
Number of hotels	16
Percent of total rooms	28%
Percent of percentage lease revenue(3)	35%
BY SELECTED MSA
Atlanta
Average Daily Rate		$81.99	$81.64	0.43%	$85.46	$85.34	0.14%
Occupancy		52.72%	68.43%	-22.96%	52.38%	66.60%	-21.35%
RevPAR		$43.23	$55.86	-22.61%	$44.77	$56.83	-21.22%
Number of hotels	3
Percent of total rooms	5%
Percent of percentage lease revenue(3)	4%

		Three Months Ended			Six Months Ended
	As of June 30, 2003	June 30,		% Inc (dec)	June 30,		% Inc (dec)
		2003	2002		2003	2002
Boston
Average Daily Rate		$79.81	$96.73	-17.49%	$79.65	$93.43	-14.75%
Occupancy		56.54%	53.23%	6.22%	45.38%	44.26%	2.53%
RevPAR		$45.13	$51.49	-12.35%	$36.15	$41.36	-12.60%
Number of hotels	2
Percent of total rooms	4%
Percent of percentage lease revenue(3)	2%
Chicago
Average Daily Rate		$87.86	$94.44	-6.97%	$88.71	$94.69	-6.32%
Occupancy		67.84%	70.75%	-4.11%	61.94%	64.72%	-4.30%
RevPAR		$59.60	$66.82	-10.81%	$54.94	$61.28	-10.35%
Number of hotels	4
Percent of total rooms	7%
Percent of percentage lease revenue(3)	7%
Dallas/Ft. Worth
Average Daily Rate		$79.18	$89.36	-11.39%	$79.22	$90.38	-12.35%
Occupancy		81.84%	80.55%	1.60%	78.78%	76.44%	3.06%
RevPAR		$64.80	$71.98	-9.97%	$62.41	$69.08	-9.66%
Number of hotels	4
Percent of total rooms	7%
Percent of percentage lease revenue(3)	6%
Denver
Average Daily Rate		$87.32	$91.47	-4.54%	$88.76	$90.09	-1.48%
Occupancy		78.08%	83.97%	-7.01%	72.14%	79.61%	-9.38%
RevPAR		$68.18	$76.81	-11.24%	$64.03	$71.73	-10.73%
Number of hotels	2
Percent of total rooms	4%
Percent of percentage lease revenue(3)	3%
Detroit
Average Daily Rate		$92.41	$92.12	0.31%	$92.19	$93.24	-1.13%
Occupancy		74.99%	78.49%	-4.46%	73.58%	73.20%	0.52%
RevPAR		$69.30	$72.31	-4.16%	$67.83	$68.26	-0.63%
Number of hotels	3
Percent of total rooms	4%
Percent of percentage lease revenue(3)	4%

		Three Months Ended			Six Months Ended
	As of June 30, 2003	June 30,		% Inc (dec)	June 30,		% Inc (dec)
		2003	2002		2003	2002
Hartford
Average Daily Rate		$101.36	$105.71	-4.12%	$100.84	$105.14	-4.09%
Occupancy		75.74%	79.76%	-5.04%	69.90%	75.86%	-7.86%
RevPAR		$76.77	$84.31	-8.94%	$70.48	$79.76	-11.63%
Number of hotels	2
Percent of total rooms	2%
Percent of percentage lease revenue(3)	2%
Philadelphia
Average Daily Rate		$91.22	$90.16	1.18%	$89.87	$89.06	0.91%
Occupancy		78.03%	82.24%	-5.12%	78.01%	81.66%	-4.47%
RevPAR		$71.18	$74.15	-4.01%	$70.10	$72.73	-3.62%
Number of hotels	4
Percent of total rooms	6%
Percent of percentage lease revenue(3)	6%
Richmond
Average Daily Rate		$83.12	$82.23	1.08%	$83.60	$81.27	2.87%
Occupancy		71.83%	73.29%	-1.99%	68.50%	65.97%	3.84%
RevPAR		$59.71	$60.26	-0.91%	$57.27	$53.62	6.81%
Number of hotels	2
Percent of total rooms	2%
Percent of percentage lease revenue(3)	2%
San Francisco/San Jose/Oakland
Average Daily Rate		$102.54	$117.66	-12.85%	$106.71	$120.91	-11.74%
Occupancy		64.06%	78.72%	-18.62%	64.51%	74.39%	-13.28%
RevPAR		$65.68	$92.62	-29.09%	$68.84	$89.95	-23.47%
Number of hotels	8
Percent of total rooms	15%
Percent of percentage lease revenue(3)	17%
Seattle/Portland
Average Daily Rate		$91.97	$92.04	-0.08%	$93.47	$92.94	0.57%
Occupancy		79.40%	83.17%	-4.53%	74.42%	77.55%	-4.04%
RevPAR		$73.03	$76.55	-4.60%	$69.56	$72.08	-3.50%
Number of hotels	6
Percent of total rooms	9%
Percent of percentage lease revenue(3)	13%

	As of June 30, 2003	Three Months Ended			Six Months Ended
		June 30,		%	June 30,		%
		2003	2002	Inc (dec)	2003	2002	Inc (dec)
Washington, D.C.
Average Daily Rate		$101.36	$103.21	-1.79%	$101.51	$102.01	-0.49%
Occupancy		74.74%	73.31%	1.95%	67.09%	66.51%	0.87%
RevPAR		$75.76	$75.66	0.13%	$68.10	$67.85	0.37%
Number of hotels	3
Percent of total rooms	5%
Percent of percentage lease revenue(3)	6%

(1)	Hotel operating results exclude one newly developed hotel opened in September 2002
(2)	Hotel operating results exclude one newly acquired hotel in June 2002 which will be converted to a Courtyard by Marriott
(3)	Last 12 months